Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Solera Holdings, Inc.	Delaware
Audatex Holdings, LLC	Delaware
Audatex Holdings, Inc.	Delaware
Audatex North America, Inc.	Delaware
Hollander, Inc.	Delaware
Solera, Inc.	Delaware
Solera Integrated Medical Solutions, Inc.	Delaware
Claims Services Group, Inc.	Delaware
Collision Repair Business Management Services, LLC	Delaware
Property Claims Services, Inc.	Delaware
Explore Information Services LLC	Delaware
New Era Software LLC.	Utah
Audatex Canada Holdings, Inc.	Delaware
Audatex Canada, ULC	Canada
Audatex Australia Pty Ltd.	Australia
Audatex Österreich Gesellschaft m.b.H.	Austria
Audatex Brasil Serviços Ltda	Brazil
Audatex Servicios Technologicos Chile Limitada	Chile
Audatex Information Systems (Shanghai) Co., Ltd.	China
Audatex Systems s.r.o.	Czech Republic
Audatex Développement France SAS	France
Audatex Deutschland GmbH	Germany
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex Magyarorszag Kft	Hungary
Audatex Solutions Private Limited	India
Audatex Italia s.r.l.	Italy
Audatex Japan Co. Ltd.	Japan
Audatex Information Systems Co. Ltd.	Korea
UAB Audatex Baltics	Lithuania
Audatex Holdings II S.ar.l	Luxembourg
Audatex LTN S. de R.L. de C.V.	Mexico
Audatex Servicios Corporativos, S.A	Mexico
Audatex Holdings III B.V.	Netherlands
Audatex Holdings IV B.V.	Netherlands
Audatex Network Services Netherlands B.V.	Netherlands
Audatex Polska Sp. z.o.o.	Poland
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex Services SRL	Romania
OOO Audatex	Russia
Audatex Singapore PTE LTD	Singapore
Audatex Slovakia s.r.o.	Slovakia
Audatex SA (Pty.) Ltd.	South Africa
Audatex Espana S.A.	Spain
Audatex Datos Espana S.A.	Spain
Audatex Schweiz GmbH	Switzerland
Audatex GmbH	Switzerland
Audatex Systems Bilgi Teknolojileri Hizmetleri Limted Sirketi	Turkey
LLC Audatex Ukraine	Ukraine

Subsidiary	Jurisdiction of Organization
Audatex FZ LLC	United Arab Emirates
Audatex (UK) Limited	United Kingdom
Audatex Venezuela	Venezuela
AUTOonline Brazil.	Brazil
AUTOonline Bulgaria Ltd.	Bulgaria
AUTOonline s.r.o.	Czech Republic
AUTOonline Sarls systems d’information	France
AUTOonline Operations GmbH & Co. KG	Germany
AUTOonline GmbH Informationssysteme	Germany
AUTOonline Services GmbH	Germany
AUTOonline Value Experts Hellas EPE	Greece
AUTOonline Magyaroszag Kft.	Hungary
AUTOonline India.	India
AUTOonline Italia S.r.l.	Italy
AUTOonline Mexico S. de. R.L. De C.V.	Mexico
AUTOonline B.V	The Netherlands
AUTOonline Polska Sp.z.o.o.	Poland
AOPT Servicos e Sistemas Automovel Lda	Portugal
AUTOonline Sisteme Informatice SRL	Romania
AUTOonline Russia	Russia
AUTOonline South Africa	South Africa
Iberian AUTOonline S.L.	Spain
Iberian AUTOonline Operations S.L.	Spain
AUTOonline Schweiz AG	Switzerland
AUTOonline Otomotiv Bilgi Islem Anonim Sirketi	Turkey
AUTOonline Ukrainia SP.Z.o.o.	Ukraine
AUTOonline Ltd.	United Kingdom
GTL Data	Austria
Informex S.A	Belgium
Inpart Servicos Ltda	Brazil
Sidexa S.A	France
ArgeMu Holding GmbH	Germany
Exsoft GmbH	Germany
Global Automotive Center GmbH	Germany
KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte GmbH & Co. KG	Germany
KTI Verwaltungs GmbH	Germany
UCS GmbH	Germany
Informex Hellas Automotive Damage Claims Solutions SA	Greece
Auto Claims Solutions, S.A. de C.V.	Mexico
Autoclaims Servicios, S.A. de C.V	Mexico
Market Scan Holding B.V	Netherlands
Market Scan Applications B.V	Netherlands
Market Scan Services B.V.	Netherlands
Solera Nederland Holding B.V.	Netherlands
Solera Nederland B.V.	Netherlands
SSH—Polska Sp. z.o.o.	Poland
AudaClaims Latinoamerica S.L Madrid	Spain
Solera Technology Center GmbH	Switzerland
HPI Holding Limited	United Kingdom
HPI Limited	United Kingdom